EXPLANATION OF RESPONSES

(1)
156,999 shares are held of record by Insight Venture Partners VIII, L.P. (“IVP VIII”).  40,611 shares are held of record by Insight Venture Partners (Cayman) VIII, L.P. (“IVP Cayman VIII”).  5,602 shares are held of record by Insight Venture Partners VIII (Co-Investors), L.P. (“IVP VIII Co-Investors”).  49,795 shares are held of record by Insight Venture Partners (Delaware) VIII, L.P. (“IVP Delaware VIII”).   IVP VIII, IVP Cayman VIII, IVP VIII Co-Investors and IVP Delaware VIII are collectively referred to as the “Insight VIII Funds.”  146,780 shares are held of record by Insight Venture Partners Coinvestment Fund III, L.P. (“IVP Coinvestment III”).  106,228 shares held of record by Insight Venture Partners Coinvestment Fund (Delaware) III, L.P. (“IVP Coinvestment Delaware III”).  IVP Coinvestment III and IVP Coinvestment Delaware III are together referred to as the “Insight Coinvestment III Funds” and the Insight VIII Funds and the Insight Coinvestment III Funds are together referred to as the “Insight Funds.”

The amount listed as owned by each Insight VIII Fund may be deemed to be attributable to each of the other Insight VIII Funds, Insight Venture Associates VIII, L.P. (“IVA VIII”), Insight Venture Associates VIII, Ltd. (“IVA VIII Ltd”) and Insight Holdings Group, LLC (“Holdings”) because Holdings is the sole shareholder of IVA VIII Ltd, which in turn is the general partner of IVA VIII, which in turn is the general partner of each of the Insight VIII Funds.  The amount listed as owned by each Insight Coinvestment III Fund may be deemed attributable to the other Insight Coinvestment III Fund, Insight Venture Associates Coinvestment III, L.P. (“IVA Coinvestment III”), Insight Venture Associates Coinvestment III, Ltd. (“IVA Coinvestment III Ltd”) and Holdings because Holdings is the sole shareholder of IVA Coinvestment III Ltd, which in turn is the general partner of IVA Coinvestment III, which in turn is the general partner of each of the Insight Coinvestment III Funds.

Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Michael Triplett and Jeffrey Lieberman is a member of the board of managers of Holdings and as such shares voting and dispositive power over the shares held by the Insight Funds.  The foregoing is not an admission by IVA VIII, IVA VIII Ltd, IVA Coinvestment III, IVA Coinvestment III Ltd or Holdings that it is the beneficial owner of the shares held by the Insight Funds.  Each of Messrs. Horing, Parekh, Sobiloff, Triplett and Lieberman disclaims beneficial ownership of the shares held by the Insight Funds except to the extent of his pecuniary interest therein.

(2)	The reported securities will automatically convert into shares of common stock upon the closing of the initial public offering of Instructure, Inc.

(3)
66,690 shares are held of record by IVP VIII.  17,250 shares are held by IVP Cayman VIII.  2,380 shares are held of record by IVP VIII Co-Investors.  21,152 shares are held of record by IVP Delaware VIII.   62,348 shares are held of record by IVP Coinvestment III.  45,123 shares held of record by IVP Coinvestment Delaware III.  See footnote (1) above for a description of the relationship among the Insight Funds, IVA VIII, IVA VIII Ltd, IVA Coinvestment III, IVA Coinvestment III Ltd and Holdings.

(4)
581,744 shares are held of record by IVP VIII.  150,480 shares are held by IVP Cayman VIII.  20,761 shares are held of record by IVP VIII Co-Investors.  184,511 shares are held of record by IVP Delaware VIII.   543,877 shares are held of record by IVP Coinvestment III.  393,621 shares held of record by IVP Coinvestment Delaware III.  See footnote (1) above for a description of the relationship among the Insight Funds, IVA VIII, IVA VIII Ltd, IVA Coinvestment III, IVA Coinvestment III Ltd and Holdings.